Exhibit 99.1

CommScope Reports Third Quarter 2023 Results

Third Quarter Highlights

•
Net sales of $1.600 billion
•
Core net sales of $1.350 billion*
•
GAAP net loss of $828.7 million, including asset impairments of $895.1 million
•
Non-GAAP adjusted EBITDA of $248.6 million
•
Core adjusted EBITDA of $245.5 million*
•
Cash flow generated by operations of $138.8 million and non-GAAP adjusted free cash flow of $181.7 million

* References to certain supplementary “Core” financial measures reflect the results of the Connectivity and Cable Solutions (CCS), Networking, Intelligent Cellular and Security Solutions (NICS), Outdoor Wireless Networks (OWN) and Access Network Solutions segments (ANS), in the aggregate. Core financial measures exclude the results and performance of the Home Networks (Home) segment. See the third quarter segment comparison tables below showing the aggregation of the Core financial measures.

CLAREMONT, NC, November 9, 2023 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended September 30, 2023.

Summary of Consolidated Results
	Q3	Q3	% Change
	2023	2022	YOY
	(in millions, except per share amounts)
Net sales	$1,599.5	$2,381.4	(32.8)%
Core net sales (1)	1,350.1	1,990.0	(32.2)
GAAP net income (loss)	(828.7)	22.9	(3,718.8)
GAAP net income (loss) per share	(3.98)	0.04	(10,050.0)
Non-GAAP adjusted EBITDA (2)	248.6	347.6	(28.5)
Core adjusted EBITDA (1)	245.5	352.9	(30.4)
Non-GAAP adjusted net income per diluted share (2)	0.13	0.50	(74.0)

NM – Not meaningful

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment. See the third quarter segment comparison tables below showing the aggregation of the Core financial measures.

(2) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

“In the third quarter, CommScope net sales declined 33% from the prior year to $1.600 billion and adjusted EBITDA declined 28% to $249 million. As discussed previously, our CCS and OWN businesses have been experiencing lower order rates since the beginning of the year and we have seen no meaningful recovery in the third quarter. In addition to the challenges we have been experiencing in CCS and OWN, we have started to see similar adjustments in ANS. We expect these difficult market conditions to continue over the next few quarters as customers manage inventories and cash. We continue to manage what we can control including costs. We are targeting an additional $100 million cost savings by the end of Q1 2024. Our cost actions this year will better position the Company when demand returns to more normalized levels,” said Chuck Treadway, President and Chief Executive Officer.

“Based on current visibility driven by a weaker demand outlook for the remainder of 2023, we reduced our Core adjusted EBITDA guideposts to a range of $1.00 to $1.05 billion. We continued to de-lever as we repurchased and retired $26 million of our long-term debt for cash consideration of $17 million bringing the total debt repurchases to $111 million since the beginning of the year. We finished the quarter with a net leverage ratio of 6.7x. Liquidity remained strong at more than $1.29 billion including cash at quarter end of $519 million,” said Kyle Lorentzen, Chief Financial Officer.

Impacts of Current Economic Conditions

Macroeconomic factors such as higher interest rates, inflation and concerns about a global economic slow-down have softened demand for CommScope’s products, with certain customers reducing purchases as they right-size their inventories and others pausing capital spending. This has negatively impacted the Company’s net sales in certain segments during the first three quarters of 2023 and may continue to negatively impact net sales during the remainder of 2023 and into the first half of 2024. Conversely, in some of CommScope’s segments, the Company has seen higher demand and favorable pricing impacts that have partially offset the impact of lower demand in its other segments. CommScope is also seeing lower input costs and has proactively implemented cost savings initiatives that have favorably impacted its profitability in 2023.

Third Quarter Results and Comparisons

Net sales in the third quarter of 2023 decreased 32.8% year-over-year to $1.600 billion. Core net sales decreased 32.2% year-over-year due to lower net sales in the CCS, OWN and ANS segments, partially offset by stronger sales in the NICS segment. Net sales decreased across all regions in the third quarter of 2023.

Net loss attributable to common stockholders of $844.2 million, or $(3.98) per share, in the third quarter of 2023, decreased compared to the prior year period's net income attributable to common stockholders of $8.0 million, or $0.04 per share. In the third quarter of 2023, the Company recorded a goodwill impairment charge of $425.9 million related to the ANS reporting unit in the ANS segment and an intangible assets impairment charge of $469.2 million related to the Home segment. Asset impairment charges are not reflected in non-GAAP adjusted results. Non-GAAP adjusted net income for the third quarter of 2023 was $34.0 million, or $0.13 per share, versus $124.6 million, or $0.50 per share, in the third quarter of 2022.

Non-GAAP adjusted EBITDA decreased 28.5% to $248.6 million in the third quarter of 2023 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 15.5% in the third quarter of 2023 compared to 14.6% in the same prior year period. Core segment adjusted EBITDA decreased 30.4% to $245.5 million in the third quarter of 2023 compared to the same prior year period. Core segment adjusted EBITDA as a percentage of net sales increased to 18.2% in the third quarter of 2023 compared to 17.7% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Third Quarter Comparisons

Sales by Region

			% Change
	Q3 2023	Q3 2022	YOY
United States	$957.4	$1,495.1	(36.0)%
Europe, Middle East and Africa	297.8	396.0	(24.8)
Asia Pacific	172.2	210.9	(18.3)
Caribbean and Latin America	74.9	148.6	(49.6)
Canada	97.2	130.8	(25.7)
Total net sales	$1,599.5	$2,381.4	(32.8)%

Segment Net Sales

			% Change
	Q3 2023	Q3 2022	YOY
CCS	$632.5	$1,007.7	(37.2)%
NICS	289.0	257.9	12.1
OWN	210.3	382.1	(45.0)
ANS	218.3	342.3	(36.2)
Core net sales	1,350.1	1,990.0	(32.2)
Home	249.4	391.4	(36.3)
Total net sales	$1,599.5	$2,381.4	(32.8)%

Segment Operating Income (Loss)

			% Change
	Q3 2023	Q3 2022	YOY
CCS	$23.6	$143.2	(83.5)%
NICS	43.9	1.2	3,558.3
OWN	34.0	66.7	(49.0)
ANS	(427.1)	(15.8)	2,603.2
Core operating income (loss)	(325.6)	195.3	(266.7)
Home	(500.2)	(39.7)	1,159.9
Total operating income (loss)	$(825.8)	$155.6	(630.7)%

Segment Adjusted EBITDA (See "Non-GAAP Financial Measures," below)

			% Change
	Q3 2023	Q3 2022	YOY
CCS	$78.7	$188.2	(58.2)%
NICS	63.0	24.7	155.1
OWN	45.3	82.2	(44.9)
ANS	58.5	57.8	1.2
Core adjusted EBITDA	245.5	352.9	(30.4)
Home	3.1	(5.3)	NM
Total segment adjusted EBITDA	$248.6	$347.6	(28.5)%
•
CCS - Net sales of $632.5 million decreased 37.2% from the prior year period primarily driven by declines in Network Cable and Connectivity and Building and Data Center Connectivity.
•
NICS - Net sales of $289.0 million increased 12.1% from the prior year period primarily driven by growth in Ruckus and Intelligent Cellular Networks.
•
OWN - Net sales of $210.3 million decreased 45.0% from the prior year period primarily driven by declines in Base Station Antennas and HELIAX product sales.

•
ANS - Net sales of $218.3 million decreased 36.2% from the prior year period primarily driven by declines in Access Technologies and Converged Network Systems.
•
Home - Net sales of $249.4 million decreased 36.3% from the prior year period driven by declines in Broadband Home Solutions and Home Media Solutions. As previously announced, on October 2, 2023, CommScope signed an agreement with Vantiva SA to divest of its Home segment. The transaction is expected to close in the first quarter of 2024.

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations was $138.8 million.
•
Non-GAAP adjusted free cash flow was $181.7 million after adjusting operating cash flow for $8.7 million of additions to property, plant and equipment, $40.1 million of cash paid for restructuring costs and $11.5 million of cash paid for transaction, transformation and integration costs.
•
The Company ended the quarter with $518.9 million in cash and cash equivalents.
•
As of September 30, 2023, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $771.4 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1,290.3 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter 2023 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned divestiture of the Home segment. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

Follow us on Twitter and LinkedIn and like us on Facebook.

Sign up for our press releases and blog posts.

Investor Contact:
Massimo Disabato, CommScope
+1 630-281-3413
Massimo.Disabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS, OWN and ANS segments. They do not include the results of the Home segment. The Core segments and the Home segment represent the business segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, targets, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness and increases in interest rates; our ability to generate cash to service our indebtedness; the divestiture of the Home segment and its effect on our remaining businesses; the potential separation, divestiture or discontinuance of another business or product line, including uncertainty regarding the timing of the separation, achievement of the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2022 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

—END—

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net sales	$1,599.5	$2,381.4	$5,519.4	$6,910.2
Cost of sales	1,053.3	1,645.1	3,664.3	4,854.4
Gross profit	546.2	736.3	1,855.1	2,055.8
Operating expenses:
Selling, general and administrative	229.7	281.7	748.1	844.9
Research and development	125.5	161.9	432.1	498.0
Amortization of purchased intangible assets	101.3	134.6	329.1	414.3
Restructuring costs, net	20.4	2.5	51.8	53.1
Asset impairments	895.1	—	895.1	—
Total operating expenses	1,372.0	580.7	2,456.2	1,810.3
Operating income (loss)	(825.8)	155.6	(601.1)	245.5
Other income, net	6.4	5.4	14.5	6.4
Interest expense	(171.3)	(150.9)	(504.9)	(427.5)
Interest income	3.4	0.6	7.8	1.8
Income (loss) before income taxes	(987.3)	10.7	(1,083.7)	(173.8)
Income tax (expense) benefit	158.6	12.2	158.0	(4.2)
Net income (loss)	(828.7)	22.9	(925.7)	(178.0)
Series A convertible preferred stock dividends	(15.5)	(14.9)	(45.9)	(44.1)
Net income (loss) attributable to common stockholders	$(844.2)	$8.0	$(971.6)	$(222.1)

Earnings (loss) per share:
Basic	$(3.98)	$0.04	$(4.62)	$(1.07)
Diluted (a)	$(3.98)	$0.04	$(4.62)	$(1.07)
Weighted average shares outstanding:
Basic	211.9	208.2	210.4	207.1
Diluted (a)	211.9	211.3	210.4	207.1
(a) Calculation of diluted income (loss) per share:
Net income (loss) (basic and diluted)	$(844.2)	$8.0	$(971.6)	$(222.1)

Weighted average shares (basic)	211.9	208.2	210.4	207.1
Dilutive effect of equity-based awards	—	3.1	—	—
Denominator (diluted)	211.9	211.3	210.4	207.1

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$518.9	$398.1
Accounts receivable, net of allowance for doubtful accounts of $66.3 and $82.8, respectively	1,144.5	1,523.6
Inventories, net	1,364.6	1,588.1
Prepaid expenses and other current assets	186.7	216.4
Total current assets	3,214.7	3,726.2
Property, plant and equipment, net of accumulated depreciation of $918.6 and $873.5, respectively	539.1	609.6
Goodwill	3,635.7	4,072.4
Other intangible assets, net	1,673.2	2,473.5
Other noncurrent assets	1,002.9	803.7
Total assets	$10,065.6	$11,685.4
Liabilities and Stockholders' Deficit
Accounts payable	$795.3	$1,025.5
Accrued and other liabilities	719.2	1,050.0
Current portion of long-term debt	32.0	32.0
Total current liabilities	1,546.5	2,107.5
Long-term debt	9,353.3	9,469.6
Deferred income taxes	105.2	173.4
Other noncurrent liabilities	404.4	380.6
Total liabilities	11,409.4	12,131.1
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,146.3	1,100.3
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,146,324 and 1,100,310, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 211,918,754 and 208,371,426, respectively	2.3	2.2
Additional paid-in capital	2,554.4	2,542.9
Accumulated deficit	(4,427.9)	(3,502.2)
Accumulated other comprehensive loss	(317.4)	(296.3)
Treasury stock, at cost: 14,345,829 shares and 12,726,695 shares, respectively	(301.5)	(292.6)
Total stockholders' deficit	(2,490.1)	(1,546.0)
Total liabilities and stockholders' deficit	$10,065.6	$11,685.4

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating Activities:
Net income (loss)	$(828.7)	$22.9	$(925.7)	$(178.0)
Adjustments to reconcile net income (loss) to net cash generated by (used in) operating activities:
Depreciation and amortization	138.7	172.8	442.2	529.1
Equity-based compensation	11.3	16.4	35.5	45.3
Deferred income taxes	(188.0)	(49.0)	(249.9)	(75.2)
Asset impairments	895.1	—	895.1	—
Changes in assets and liabilities:
Accounts receivable	200.6	(104.6)	375.0	(191.0)
Inventories	82.4	(1.9)	218.0	(153.3)
Prepaid expenses and other assets	(3.1)	(6.8)	13.2	(4.7)
Accounts payable and other liabilities	(113.6)	(126.0)	(524.8)	(154.8)
Other	(55.9)	(11.4)	(49.1)	(14.1)
Net cash generated by (used in) operating activities	138.8	(87.6)	229.5	(196.7)
Investing Activities:
Additions to property, plant and equipment	(8.7)	(23.6)	(43.9)	(78.7)
Proceeds from sale of property, plant and equipment	0.1	0.1	41.8	0.1
Other	—	0.1	20.4	16.0
Net cash generated by (used in) investing activities	(8.6)	(23.4)	18.3	(62.6)
Financing Activities:
Long-term debt repaid	(8.0)	(76.0)	(24.0)	(252.0)
Long-term debt repurchases	(17.1)	—	(92.1)	—
Long-term debt proceeds	—	123.0	—	333.0
Dividends paid on Series A convertible preferred stock	—	(14.9)	—	(14.9)
Proceeds from the issuance of common shares under equity-based compensation plans	—	0.1	—	0.1
Tax withholding payments for vested equity-based compensation awards	—	(0.1)	(8.9)	(14.0)
Other	—	0.8	2.1	2.2
Net cash generated by (used in) financing activities	(25.1)	32.9	(122.9)	54.4
Effect of exchange rate changes on cash and cash equivalents	(4.3)	(5.7)	(4.1)	(9.9)
Change in cash and cash equivalents	100.8	(83.8)	120.8	(214.8)
Cash and cash equivalents at beginning of period	418.1	229.3	398.1	360.3
Cash and cash equivalents at end of period	$518.9	$145.5	$518.9	$145.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss), as reported	$(828.7)	$22.9	$(925.7)	$(178.0)
Income tax expense (benefit)	(158.6)	(12.2)	(158.0)	4.2
Interest income, as reported	(3.4)	(0.6)	(7.8)	(1.8)
Interest expense, as reported	171.3	150.9	504.9	427.5
Other income, net, as reported	(6.4)	(5.4)	(14.5)	(6.4)
Operating income (loss), as reported	$(825.8)	$155.6	$(601.1)	$245.5
Adjustments:
Amortization of purchased intangible assets	101.3	134.6	329.1	414.3
Restructuring costs, net	20.4	2.5	51.8	53.1
Equity-based compensation	11.3	16.4	35.5	45.3
Asset impairments	895.1	—	895.1	—
Transaction, transformation and integration costs	16.8	5.9	25.9	36.4
Acquisition accounting adjustments	0.6	1.8	1.9	5.4
Patent claims and litigation settlements	(3.5)	0.1	(14.5)	2.3
Reserve (recovery) for Russian accounts receivable	—	(1.1)	(2.0)	2.7
Cyber incident costs	1.7	—	5.8	—
Depreciation	30.7	31.8	92.7	95.5
Total adjustments to operating income (loss)	1,074.4	192.0	1,421.3	655.0
Non-GAAP adjusted EBITDA	$248.6	$347.6	$820.2	$900.5

Net income (loss), as reported	$(828.7)	$22.9	$(925.7)	$(178.0)
Adjustments:
Total pretax adjustments to adjusted EBITDA	1,043.7	160.2	1,328.6	559.5
Pretax amortization of debt issuance costs and OID (1)	6.7	6.4	20.5	19.3
Pretax gain on debt transactions (2)	(8.6)	—	(19.1)	—
Tax effects of adjustments and other tax items (3)	(179.1)	(64.9)	(234.0)	(111.3)
Non-GAAP adjusted net income	$34.0	$124.6	$170.3	$289.5
GAAP EPS, as reported (4)	$(3.98)	$0.04	$(4.62)	$(1.07)
Non-GAAP adjusted diluted EPS (5)	$0.13	$0.50	$0.67	$1.16

(1) Included in interest expense.
(2) Included in other income, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP EPS was calculated using net income (loss) attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted EPS are 253.7 million and 250.8 million for the three months ended September 30, 2023 and 2022, respectively, and 253.0 million and 248.6 million for the nine months ended September 30, 2023 and 2022, respectively.

See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q3 2023	Q3 2022	YOY
United States	$957.4	$1,495.1	(36.0)%
Europe, Middle East and Africa	297.8	396.0	(24.8)
Asia Pacific	172.2	210.9	(18.3)
Caribbean and Latin America	74.9	148.6	(49.6)
Canada	97.2	130.8	(25.7)
Total net sales	$1,599.5	$2,381.4	(32.8)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q3 2023	Q3 2022	YOY
CCS	$632.5	$1,007.7	(37.2)%
NICS	289.0	257.9	12.1
OWN	210.3	382.1	(45.0)
ANS	218.3	342.3	(36.2)
Core net sales (1)	1,350.1	1,990.0	(32.2)
Home	249.4	391.4	(36.3)
Total net sales	$1,599.5	$2,381.4	(32.8)%

Segment Adjusted EBITDA (2)
			% Change
	Q3 2023	Q3 2022	YOY
CCS	$78.7	$188.2	(58.2)%
NICS	63.0	24.7	155.1
OWN	45.3	82.2	(44.9)
ANS	58.5	57.8	1.2
Core adjusted EBITDA (1)	245.5	352.9	(30.4)
Home	3.1	(5.3)	NM
Total segment adjusted EBITDA	$248.6	$347.6	(28.5)%
(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.
(2) See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Third Quarter 2023 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$23.6	$43.9	$34.0	$(427.1)	$(500.2)	$(825.8)
Amortization of purchased intangible assets	18.9	14.3	5.0	37.4	25.8	101.3
Restructuring costs (credits), net	16.2	(1.0)	1.3	2.8	1.1	20.4
Equity-based compensation	3.8	2.4	1.5	2.5	1.1	11.3
Asset impairments	—	—	—	425.9	469.2	895.1
Transaction, transformation and integration costs	0.1	3.1	—	11.3	2.3	16.8
Acquisition accounting adjustments	—	0.2	—	—	0.3	0.6
Patent claims and litigation settlements	—	(3.5)	—	—	—	(3.5)
Cyber incident costs	0.7	0.2	0.3	0.3	0.2	1.7
Depreciation	15.6	3.3	3.1	5.3	3.4	30.7
Segment adjusted EBITDA	$78.7	$63.0	$45.3	$58.5	$3.1	$248.6
Segment adjusted EBITDA % of sales	12.4%	21.8%	21.5%	26.8%	1.2%	15.5%

Third Quarter 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$143.2	$1.2	$66.7	$(15.8)	$(39.7)	$155.6
Amortization of purchased intangible assets	24.1	14.7	8.1	61.7	26.0	134.6
Restructuring costs, net	0.7	0.4	1.1	0.2	0.1	2.5
Equity-based compensation	4.0	3.7	1.9	4.3	2.5	16.4
Transaction, transformation and integration costs	2.2	0.6	0.9	0.9	1.2	5.9
Acquisition accounting adjustments	—	0.5	—	0.8	0.4	1.8
Patent claims and litigation settlements	0.1	—	—	—	—	0.1
Recovery of Russian accounts receivable	(1.0)	—	—	—	—	(1.1)
Depreciation	14.8	3.6	3.5	5.7	4.2	31.8
Segment adjusted EBITDA	$188.2	$24.7	$82.2	$57.8	$(5.3)	$347.6
Segment adjusted EBITDA % of sales	18.7%	9.6%	21.5%	16.9%	(1.4%)	14.6%

Components may not sum to total due to rounding.
See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow
	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Cash flow from operations	$(87.6)	$386.8	$(46.1)	$136.8	$138.8
Capital expenditures	(23.6)	(22.6)	(14.4)	(20.8)	(8.7)
Free cash flow	(111.2)	364.2	(60.5)	116.0	130.1
Transaction, transformation and integration costs	8.7	18.7	1.4	1.7	11.5
Restructuring costs, net	11.5	19.9	19.4	31.1	40.1
Adjusted free cash flow	$(91.0)	$402.8	$(39.7)	$148.8	$181.7

See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Gross profit, as reported	$736.3	$748.3	$691.7	$617.2	$546.2
Equity-based compensation	2.2	2.2	1.7	1.3	1.2
Acquisition accounting adjustments	1.8	1.7	0.8	0.5	0.6
Patent claims and litigation settlements	0.1	26.2	(11.0)	—	(3.5)
Adjusted gross profit	$740.4	$778.4	$683.2	$619.0	$544.5
Adjusted gross profit as % of sales	31.1%	33.6%	34.1%	32.3%	34.0%

GAAP to Non-GAAP Adjusted Operating Expense
	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Selling, general and administrative, as reported	$281.7	$290.1	$263.5	$254.9	$229.7
Research and development, as reported	161.9	159.4	153.4	153.2	125.5
Operating expenses	$443.6	$449.5	$416.9	$408.1	$355.2
Equity-based compensation	14.2	13.7	11.8	9.4	10.1
Transaction, transformation and integration costs	5.9	1.9	2.6	6.5	16.8
Recovery for Russian accounts receivable	(1.1)	—	—	(2.0)	—
Cyber incident costs	—	—	—	4.1	1.7
Adjusted operating expense	$424.6	$433.9	$402.5	$390.1	$326.6
Adjusted operating expense as % of sales	17.8%	18.7%	20.1%	20.3%	20.4%

Components may not sum to total due to rounding.
See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Core Segment Adjusted EBITDA

	Outlook Range
	2023
Core segment operating income (1)	$25	$55
Adjustments:
Amortization of purchased intangible assets	325	326
Equity-based compensation	43	45
Restructuring costs, net and transaction, transformation and integration costs	70	85
Asset impairments	426	426
Acquisition accounting adjustments	1	1
Patent claims and litigation settlements	(4)	(4)
Cyber incident costs	6	6
Recovery of Russian accounts receivable	(2)	(2)
Depreciation	110	112
Total adjustments to core operating income (1)	975	995
Core segment adjusted EBITDA	$1,000	$1,050

Adjusted Free Cash Flow
	Outlook Range
	2023
Cash flow from operations	$230	$270
Capital expenditures	(70)	(80)
Free cash flow	160	190
Cash paid for restructuring, transaction, transformation and integration costs	140	160
Adjusted free cash flow	$300	$350

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.